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                                                                   EXHIBIT 10.29

                       TELEFONOS DE MEXICO, S.A. DE C.V.

                               February 28, 2000


Mr. Samer Salameh
Prodigy Communications Corporation
Chairman and
Chief Executive Officer
44 South Broadway
White Plains, NY 10601

Ladies and Gentlemen:

At December 31, 1999, current liabilities of Prodigy Communications Corporation ("Prodigy") exceeded current assets by $128.1 million. Included in this amount are loans payable to Banco Inbursa, S.A. which were arranged under the auspices of Carso Global Telecom in the amount of $110.2 million.

This letter serves to confirm the following:

1. Telefonos de Mexico, S.A. de C.V. or any of its subsidiaries (TELMEX) will provide additional funding up to $200.0 million, either through capital and/or debt financing, to allow Prodigy to continue as a going concern for one year from the date of this letter.

2. TELMEX has available capital and/or debt financing facilities necessary to support Prodigy's funding requirements for one year from the date of this letter.


Sincerely,

/s/ Adolfo Cerezo

Adolfo Cerezo
Chief Financial Officer